Exhibit 99.1

Bellicum Announces $25.0 Million Underwritten Offering Priced At-The-Market

October 29, 2020 17:16 ET | Source: Bellicum Pharmaceuticals, Inc.

HOUSTON, Oct. 29, 2020 (GLOBE NEWSWIRE) — Bellicum Pharmaceuticals, Inc. (Nasdaq:BLCM), a leader in developing novel, controllable cellular immunotherapies for cancers, today announced the pricing of an underwritten offering priced at-the-market under Nasdaq rules of 4,149,378 shares of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) and accompanying warrants to purchase up to 4,149,378 shares of common stock. Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with one warrant to purchase one share of common stock at a combined effective price of $6.025. The offering is expected to involve a limited number of healthcare-dedicated institutional investors, including significant participation from two of Bellicum’s existing healthcare-dedicated institutional investors.

H.C. Wainwright & Co. is acting as sole book-running manager for the offering.

The gross proceeds to Bellicum from the offering are expected to be approximately $25.0 million, before deducting underwriting discounts and commissions and other offering expenses payable by Bellicum, excluding any proceeds that may be received upon exercise of the common warrants. Bellicum anticipates using the net proceeds from the offering, together with its existing capital resources, to fund ongoing and planned BPX-601 and BPX-603 clinical trials, and for general corporate purposes, including research and development and to fund working capital.

The common warrants will be immediately exercisable at an exercise price of $6.50 per share of common stock and will expire five years from the date of issuance. The shares of common stock or the pre-funded warrants, and the accompanying common warrants, can only be purchased together in the offering but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on or about November 3, 2020, subject to satisfaction of customary closing conditions.

The securities described above are being sold by Bellicum pursuant to a shelf registration statement filed by Bellicum with the Securities and Exchange Commission (SEC), which was declared effective on July 30, 2019. The securities will be sold only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Electronic copies of the prospectus supplement and accompanying base prospectus may be obtained, when available, by contacting H.C. Wainwright & Co., LLC, by emailing placements@hcwco.com or by calling 646-975-6996, or by visiting the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bellicum Pharmaceuticals

Bellicum is a clinical stage biopharmaceutical company striving to deliver cures through controllable cell therapies. The company’s next-generation product candidates are differentiated by powerful cell signaling technologies designed to produce more effective CAR-T cell therapies. Bellicum’s GoCAR-T® product candidates, BPX-601 and BPX-603, are designed to be more efficacious CAR-T cell products capable of overriding key immune inhibitory mechanisms.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Bellicum may, in some cases, use terms such as “potential,” “continue,” “designed,” “expects,” “plans,” “intends,” “may,” “will,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding the expected gross proceeds from the offering, the intended use of net proceeds from the offering, anticipated closing of the offering and investor participation in the offering. Various factors may cause differences between Bellicum’s expectations and actual results, including risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the offering and the impact of general market, economic, industry or political conditions in the United States or internationally. There can be no assurance that Bellicum will be able to complete the offering. Additional risks and uncertainties relating to the offering, Bellicum and its business can be found in Bellicum’s filings with the Securities and Exchange Commission, including without limitation Bellicum’s quarterly report on Form 10-Q for the six months ended June 30, 2020, annual report on Form 10-K for the year ended December 31, 2019. Any forward-looking statements that Bellicum makes in this press release speak only as of the date of this press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release, except as required by law.

Source: Bellicum Pharmaceuticals

Investors:

Robert H. Uhl

Managing Director

Westwicke ICR

858-356-5932

Robert.uhl@westwicke.com